JOHN HANCOCK INSTITUTIONAL SERIES TRUST

                                  on behalf of
     John Hancock Independence Diversified Core Equity Fund II (the "Fund")


                 AMENDMENT TO SUB-INVESTMENT MANAGEMENT CONTRACT


Sections 2 f. of the Fund's Sub-Investment Management Contract dated July 14, 2006 is hereby deleted and replaced, effective July 1, 2007, with the following:

2. f. The Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the Subadviser shall vote all proxies relating to securities held by the Portfolio and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

Executed this 26th day of June, 2007.

                                        JOHN HANCOCK ADVISERS, LLC


                                        By:    /s/Alfred P. Ouellette
                                               ----------------------
                                        Name:  Alfred P. Ouellette
                                        Title: AVP and Senior Counsel


                                        JOHN HANCOCK INSTITUTIONAL SERIES TRUST
                                        on behalf of John Hancock Independence
                                        Diversified Core Equity Fund II


                                        By:    /s/Alfred P. Ouellette
                                               ----------------------
                                        Name:  Alfred P. Ouellette
                                        Title: Assistant Secretary


                                        INDEPENDENCE INVESTMENTS, LLC


                                        By:    /s/Miriam F. Cooper
                                               -------------------
                                        Name:  Miriam F. Cooper
                                        Title: Chield Operating Officer